Filed Pursuant to Rule 424(b)(3)
File Number 333-124806

PROSPECTUS SUPPLEMENT NO. 5
to our Prospectus dated August 18, 2005

BULLION RIVER GOLD CORP.

This Prospectus Supplement No. 5 supplements our Prospectus dated August 18, 2005 and the following supplements to that Prospectus: Prospectus Supplement No. 1 dated August 19, 2005, Prospectus Supplement No. 2 dated December 1, 2005, Prospectus Supplement No. 3 dated December 16, 2005, and Prospectus Supplement No. 4 dated December 21, 2005. The shares that are the subject of our Prospectus have been registered to permit their resale to the public by the selling stockholders named in our Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 5 together with our Prospectus and Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 and Prospectus Supplement No. 4.

Item No. 15 of the Risk Factors on page 9 of our Prospectus should be replaced with the following:

“15. Sales of substantial amounts of our shares by the selling stockholders or others could cause the market price of our shares to decline and the availability of such shares for sale could interfere with our ability to raise equity capital.

The selling stockholders are offering for resale under the registration statement, of which our Prospectus dated August 18, 2005 is a part, up to 15,527,503 shares, including 7,876,925 shares of our common stock issable upon exercise of warrants that we issued prior to August 18, 2005. This represents approximately 20.5% of the outstanding shares of our common stock on January 31, 2006 (assuming full exercise of those warrants).

On January 24, 2006, we filed another registration statement on Form SB-2 under the Securities Act of 1933 covering an additional 34,708,005 shares of our common stock, including 18,833,211 shares of our common stock issuable upon exercise of warrants that we issued between October 14, 2005 and January 23, 2006. As in the case of the selling stockholders listed in our Prospectus dated August 18, 2005, the selling stockholders listed in our registration statement filed on January 24, 2006 are offering their shares for resale. The 34,708,005 shares of our common stock represents approximately 45.8% of the outstanding shares of our common stock on January 31, 2006 (assuming full exercise of those warrants).

The aggregate number of our shares being offered by the selling stockholders pursuant to our Prospectus dated August 18, 2005 and pursuant to our registration statement filed on January 24, 2006 represents approximately 66.3% of the outstanding shares of our common stock on January 31, 2006 (assuming full exercise of all warrants). Sales of substantial amounts of these shares by the selling stockholders (or of our other outstanding shares after applicable restrictions expire, including sales under Rule 144 of the Securities Act) at any one time or from time to time, or even the availability of these shares for sale, could adversely effect the market price of our shares and could interfere with our future ability to raise capital through offerings of equity securities.”

This Prospectus Supplement also includes the following which are attached hereto:

1. Amendment No. 2 to Current Report on Form 8-K/A of Bullion River Gold Corp. that we filed with the Securities and Exchange Commission on February 1, 2006;

2. Current Report on Form 8-K of Bullion River Gold Corp. that we filed with the Securities and Exchange Commission on January 23, 2006; and

3. Current Report on Form 8-K of Bullion River Gold Corp. that we filed with the Securities and Exchange Commission on February 1, 2006.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BLRV.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 1, 2006.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

AMENDMENT NO. 2 ON FORM 8-K/A

BULLION RIVER GOLD CORP.

February 1, 2006

Explanatory Note:

This Amendment No. 2 on Form 8-K/A is filed solely to revise the disclosures in the Bullion River Gold Corp. Form 8-K filed December 16, 2005 (the “Initial Filing”) as amended by Amendment No. 1 on Form 8-K/A filed December 21, 2005 (the “First Amendment”) regarding: (a) the number shares of Registrant’s Common Stock to be issued pursuant to certain anti-dilution provisions, (b) the number of warrant shares issuable pursuant to certain anti-dilution provisions, (c) the investor information set forth in Exhibit 99.1, and (d) the Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants, filed as Exhibit 99.2 through Exhibit 99.6. The other items and exhibits to the Initial Filing and the First Amendment further remain unchanged and are not amended hereby.

Item 3.02 Unregistered Sales of Equity Securities.

The Registrant is obligated under certain anti-dilution provisions set forth in the securities purchase agreements and oral agreements used in connection with the sale and purchase of units in the Registrant in a prior private offering (“Prior Offering”), to issue to the purchasers in such Prior Offering, in the aggregate, 2,077,794 shares of Common Stock.

Item 8.01 Other Events.

Registrant is obligated under certain anti-dilution provisions set forth in oral agreements and common stock purchase warrants issued in connection with the Prior Offering, to reduce the exercise price of the warrants issued in connection with the Prior Offering and increase the number of warrant shares issuable to the purchasers in such Prior Offering, in the aggregate, by 4,115,911 shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.  List of Investors, Subscription Amounts and Type of Investment Documents Signed.

99.2 Type A - Form of Securities Purchase Agreement for Reg D Investors.

99.3 Type A - Form of Securities Purchase Agreement for Reg S Investors.

99.4 Type B - Form of Securities Purchase Agreement for Reg D Investors.

99.5 Type B - Form of Securities Purchase Agreement for Reg S Investors.

99.6 Form of Registration Rights Agreement.

99.7 Type A - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg D Investors.

99.8 Type A - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg S Investors.

99.7 Type B - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg D Investors.

99.8 Type B - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg S Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2006

Bullion River Gold Corp.

By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer

EXHIBIT 99.1

List of Investors, Subscription Amounts and Type of Investment Documents Signed

	Investor	Subscription Amount	Type of Investment Documents Signed
1.	Ursula Ulrich (Reg S)	$25,000	Type A
2.	Roger Mulhaupt (Reg S)	$382,000	Type A
3.	Schlumberger Master Pension (Reg D)	$302,550	Type A
4.	Alexander Dawson Foundation (Reg D)	$91,800	Type A
5.	Conrad Hilton Foundation (Reg D)	$223,650	Type A
6.	Dekko Foundation (Reg D)	$73,500	Type A
7.	Hyde Park Foundry & Machine Pension (Reg D)	$11,100	Type A
8.	Southside Hospital (Reg D)	$47,400	Type A
9.	Ulex Holdings S.A. (Reg S)	$240,000	Type B
10.	AES Capital Partners (Reg D)	$75,000	Type B
11.	Silver Road Company (Reg S)	$150,000	Type B
12.	AU Capital LP (Reg D)	$100,000	Type B
13.	Marjorie Gorelik (Reg D)	$30,000	Type B
14.	Elton Participation Group (Reg S)	$800,000	Type B
15.	Peter-Paul Stengel (Reg S)	$175,000	Type B
16.	Gabriele Stengal (Reg S)	$25,000	Type B
17.	Beskivest Chart Ltd. (Reg S)	$100,000	Type B
18.	Alfred Haber (Reg D)	$90,000	Type B
19.	Abundance Partners L.P. (Reg D)	$25,000	Type B
20.	Joachim Lehnert (Reg S)	$10,000	Type B
21.	Wolfgang Duewelhenke (Reg D)	$10,000	Type B
22.	PSH Management (Reg)	$75,000	Type B
	TOTAL	$3,062,000

Exhibit 99.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of   , 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $5,000,000 of shares of Common Stock and Warrants on the Closing Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” will have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

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“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kirkpatrick & Lockhart Nicholson Graham LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Evaluation Date” will have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance will only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but will not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” will have the meaning ascribed to such term in Section 3.1(h).

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“Intellectual Property Rights” will have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” will have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” will have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” will have the meaning ascribed to such term in Section 3.1(m).

“Participation Maximum” will have the meaning ascribed to such term in Section 4.13.

“Per Share Purchase Price” equals $0.75, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” will have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” will have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” will have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“SEC Reports” will have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsequent Financing” will have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” will have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means, for purposes of Section 3.1, any subsidiary of the Company as set forth on Schedule 3.1(a), and for all other purposes under the Transaction Documents, any subsidiary of the Company as set forth on Schedule 3.1(a) and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit B, delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iii) hereof, which warrants will be exercisable immediately upon issuance for a term of three years and have an exercise price equal to $1.00, subject to adjustment as provided therein.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be up to $5,000,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser will have the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to such Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

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(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date will have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date will have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there will have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) From the date hereof to the Closing Date, trading in the Common Stock will not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension will be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets will not have been suspended or limited, or minimum prices will not have been established on securities whose trades are reported by such service, or on any Trading Market, nor will a banking moratorium have been declared either by the United States or New York State authorities nor will there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules attached hereto as Exhibit C (“Disclosure Schedules”), and except as disclosed in any SEC Report and any other public filing made with the Commission, which Disclosure Schedules, Reports, and other filings will be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

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(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) of the Disclosure Schedules. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or Common Stock Equivalents. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

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(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

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(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” will mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(a) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
(aa) Accountants. The Company’s accountants are set forth on Schedule 3.1(bb) of the Disclosure Schedules. To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2005, are a registered public accounting firm as required by the Securities Act.

(bb) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(cc) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

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(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement first written above and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning such information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or in compliance with Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion will be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee will agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

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(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Securities Laws Disclosure; Publicity. The Company will, within the time limits under pertinent securities regulations, issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, and will attach the Transaction Documents thereto. The Company and each Purchaser will consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser will issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent will not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party will promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company will not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company will provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

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4.4 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser will have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser will be relying on the foregoing representations in effecting transactions in securities of the Company.

4.5 Use of Proceeds. Except as set forth on Schedule 4.5 of the Disclosure Schedules attached hereto, the Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.6 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph will be in addition to any liability which the Company may otherwise have, will extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons will have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

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4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action will be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify the Company in writing, and the Company will have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue 150% of the Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10 Equal Treatment of Purchasers. No consideration will be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and will not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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4.11 Per Share Purchase Price Protection. From the date hereof until the 18 month anniversary of the Effective Date, if in connection with a Subsequent Financing, the Company or any Subsidiary will issue any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Per Share Purchase Price (subject to appropriate adjustments for reverse and forward stock splits and the like) (the “Discounted Purchase Price”, as further defined below), then in consideration of such Purchaser’s covenants herein, the Company will issue to such Purchaser that number of additional shares of Common Stock (subject to appropriate adjustment for reverse and forward stock splits and the like occurring after the Closing) equal to (a) the Subscription Amount paid by such Purchaser at the Closing divided by the Discounted Purchase Price, less (b) the Shares issued to such Purchaser at the Closing pursuant to this Agreement and pursuant to this Section 4.15. The term “Discounted Purchase Price” will mean the amount actually paid by third parties for a share of Common Stock. The sale of Common Stock Equivalents will be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the Discounted Purchase Price covered thereby will also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Company upon such sale or issuance of the Common Stock Equivalents). If shares are issued for a consideration other than cash, the per share selling price will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. The Company may not refuse to issue a Purchaser additional Shares hereunder based on any claim that such Purchaser or any one associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining an issuance hereunder will have been sought and obtained and the Company posts a surety bond for the benefit of such Purchaser in the amount of 150% of the market value of such Shares (based on the Closing Price of the Common Stock on the date of the event giving rise to the Company’s obligation hereunder), which is subject to the injunction, which bond will remain in effect until the completion of litigation of the dispute and the proceeds of which will be payable to the Purchaser to the extent it obtains judgment. Nothing herein will limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver Shares hereunder and such Purchaser will have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Additionally, prior to any issuance hereunder, a Purchaser will have the right to irrevocably defer such issuance, in whole or in part, at the election of the Purchaser prior to such issuance, for a continuous period of 75 days. Notwithstanding anything to the contrary herein, this Section 4.15 will not apply to any Securities issued pursuant to the terms and conditions of this Agreement or an Exempt Issuance.

4.12 Delivery of Securities After Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

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4.13 Resales by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to cover any short sales made prior to the Effective Date. Further, each Purchaser agrees to comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before July 31, 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications will be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) will be commenced exclusively in the state and federal courts sitting in San Francisco. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Francisco, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.9 Survival. The representations and warranties herein will survive the Closing and delivery of the Shares and Warrant Shares for up to three years from the date hereof.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser will be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Documents. Nothing contained herein or in any Transaction Documents, and no action taken by any Purchaser pursuant thereto, will be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser will be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it will not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and will not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable will have been canceled.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 775-324-4881
With a copy to (which will not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

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[PURCHASER SIGNATURE PAGES TO BLRV SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________________________
Signature of Authorized Signatory of Purchaser: ______________________________________________________
Name of Authorized Signatory: ____________________________________________________________________
Title of Authorized Signatory: _____________________________________________________________________
Email Address of Purchaser: _______________________________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:
Shares:
Warrant Shares:
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

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EXHIBIT 99.3

THE SECURITIES SOLD HEREUNDER HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SECURITIES SOLD HEREUNDER CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of  , 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $5,000,000 of shares of Common Stock and Warrants on the Closing Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” will have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kirkpatrick & Lockhart Nicholson Graham LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Evaluation Date” will have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance will only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but will not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” will have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” will have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” will have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” will have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” will have the meaning ascribed to such term in Section 3.1(m).

“Participation Maximum” will have the meaning ascribed to such term in Section 4.13.

“Per Share Purchase Price” equals $0.75, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” will have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” will have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” will have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” will have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsequent Financing” will have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” will have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means, for purposes of Section 3.1, any subsidiary of the Company as set forth on Schedule 3.1(a), and for all other purposes under the Transaction Documents, any subsidiary of the Company as set forth on Schedule 3.1(a) and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit B, delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iii) hereof, which warrants will be exercisable immediately upon issuance for a term of three years and have an exercise price equal to $1.00, subject to adjustment as provided therein.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be up to $5,000,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser will have the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to such Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date will have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date will have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there will have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) From the date hereof to the Closing Date, trading in the Common Stock will not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension will be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets will not have been suspended or limited, or minimum prices will not have been established on securities whose trades are reported by such service, or on any Trading Market, nor will a banking moratorium have been declared either by the United States or New York State authorities nor will there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules attached hereto as Exhibit C (“Disclosure Schedules”), and except as disclosed in any SEC Report and any other public filing made with the Commission, which Disclosure Schedules, Reports, and other filings will be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) of the Disclosure Schedules. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or Common Stock Equivalents. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” will mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(x)Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Accountants. The Company’s accountants are set forth on Schedule 3.1(bb) of the Disclosure Schedules. To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2005, are a registered public accounting firm as required by the Securities Act.

(bb) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement first written above and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning such information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Regulation S.

(i) Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this Agreement or is an individual not a citizen or resident of the United States. Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

(ii) Purchaser was not formed for the purpose of investing in Regulation S securities or formed for the purpose of investing in the Securities sold under this Agreement. Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended. Purchaser is entering into this Agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii) No offer to enter into this Agreement has been made by the Company to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S. At the times of the offer and execution of this Agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv) Neither Purchaser, nor any of its affiliates, nor any person acting on its behalf or any behalf of any such affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to effecting any sale or short sale of the Company’s securities through Purchaser or any of its affiliates prior to the expiration of any restricted period contained in Regulation S (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of Purchaser, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Shares are being purchased for investment purposes by Purchaser. Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that all offers and sales of any securities included in the offering prior to the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(v) Purchaser acknowledges and agrees that following the expiration of any restricted period provided by Rule 903 of Regulation S, any interest in this Agreement or in the Securities sold hereunder may be resold within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties hereto only: (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from such registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations thereunder or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S. Purchaser acknowledges that this Agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that the transferability hereof and thereof within the jurisdiction of the United States is restricted by the Securities Act as well as such state laws. Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands the terms thereof, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or in compliance with Regulation S and Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion will be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee will agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required under the Securities Act and the rules and regulations promulgated thereunder on any of the Securities of any of the following legends or substantially similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SECURITIES EVIDENCED BY THIS CERTIFICATE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Securities Laws Disclosure; Publicity. The Company will, within the time limits under pertinent securities regulations, issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, and will attach the Transaction Documents thereto. The Company and each Purchaser will consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser will issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent will not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party will promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company will not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company will provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.4 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser will have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser will be relying on the foregoing representations in effecting transactions in securities of the Company.

4.5 Use of Proceeds. Except as set forth on Schedule 4.5 of the Disclosure Schedules attached hereto, the Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.6 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph will be in addition to any liability which the Company may otherwise have, will extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons will have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action will be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify the Company in writing, and the Company will have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue 150% of the Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10 Equal Treatment of Purchasers. No consideration will be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and will not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11 Per Share Purchase Price Protection. From the date hereof until the 18 month anniversary of the Effective Date, if in connection with a Subsequent Financing, the Company or any Subsidiary will issue any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Per Share Purchase Price (subject to appropriate adjustments for reverse and forward stock splits and the like) (the “Discounted Purchase Price”, as further defined below), then in consideration of such Purchaser’s covenants herein, the Company will issue to such Purchaser that number of additional shares of Common Stock (subject to appropriate adjustment for reverse and forward stock splits and the like occurring after the Closing) equal to (a) the Subscription Amount paid by such Purchaser at the Closing divided by the Discounted Purchase Price, less (b) the Shares issued to such Purchaser at the Closing pursuant to this Agreement and pursuant to this Section 4.15. The term “Discounted Purchase Price” will mean the amount actually paid by third parties for a share of Common Stock. The sale of Common Stock Equivalents will be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the Discounted Purchase Price covered thereby will also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Company upon such sale or issuance of the Common Stock Equivalents). If shares are issued for a consideration other than cash, the per share selling price will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. The Company may not refuse to issue a Purchaser additional Shares hereunder based on any claim that such Purchaser or any one associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining an issuance hereunder will have been sought and obtained and the Company posts a surety bond for the benefit of such Purchaser in the amount of 150% of the market value of such Shares (based on the Closing Price of the Common Stock on the date of the event giving rise to the Company’s obligation hereunder), which is subject to the injunction, which bond will remain in effect until the completion of litigation of the dispute and the proceeds of which will be payable to the Purchaser to the extent it obtains judgment. Nothing herein will limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver Shares hereunder and such Purchaser will have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Additionally, prior to any issuance hereunder, a Purchaser will have the right to irrevocably defer such issuance, in whole or in part, at the election of the Purchaser prior to such issuance, for a continuous period of 75 days. Notwithstanding anything to the contrary herein, this Section 4.15 will not apply to any Securities issued pursuant to the terms and conditions of this Agreement or an Exempt Issuance.

4.12 Delivery of Securities After Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

4.13 Resales by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to cover any short sales made prior to the Effective Date. Further, each Purchaser agrees to comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before July 31, 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications will be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) will be commenced exclusively in the state and federal courts sitting in San Francisco. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties herein will survive the Closing and delivery of the Shares and Warrant Shares for up to three years from the date hereof.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser will be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Documents. Nothing contained herein or in any Transaction Documents, and no action taken by any Purchaser pursuant thereto, will be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser will be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it will not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and will not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable will have been canceled.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 775-324-4881
With a copy to (which will not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO BLRV SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________________
Country of incorporation or residence: _________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________________
Name of Authorized Signatory: ______________________________________________________
Title of Authorized Signatory: _______________________________________________________
Email Address of Purchaser:________________________________________________________
Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:
Shares:
Warrant Shares:]

[SIGNATURE PAGES CONTINUE]

EXHIBIT 99.4

SECURITIES PURCHASE AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE COMPANY.

This Securities Purchase Agreement (this “Agreement”) is dated as of _____________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $7,500,000 of shares of Common Stock and Warrants on the Closing Date.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. For all purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as these terms are used in and construed under Rule 144, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants under Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which the common shares might be reclassified.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would at any time entitle the holder to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Liens” means a lien, charge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” is defined in Section 3.1(b).

“Per Share Purchase Price” equals $0.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of the attached Exhibit A.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” is defined in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser under to this Agreement.

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“Subscription Amount” means, as to each Purchaser, the amount set below each Purchaser’s signature block on the signature page, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be a maximum of $7,500,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser;

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(iii) a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser has the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to the Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Purchasers are accurate in all material respects when they were made and on the Closing date.

(ii) The Purchasers have performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Purchasers have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Company are accurate in all material respects on the Closing Date.

(ii) The Company has performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Company has delivered the items set forth in Section 2.2(a)of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser:

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(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under them. The Company’s execution and delivery of each of the Transaction Documents and its consummation of the transactions contemplated by them have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in their connection other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, its issuance and sale of the Shares and its consummation of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement, and (ii) any filings that are required by applicable federal and state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Trading Market.

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will neither be nor be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in such a manner that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated by it furnished by or on behalf of the Company with respect to the representations and warranties are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(k) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(l) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with these terms, constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable law.

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(b) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling any of the Securities, has no present intention of distributing any of such Securities, and has no arrangement or understanding with any other persons regarding the distribution of the Securities (this representation and warranty does not limit the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Purchaser. Purchaser, either alone or together with its representatives, is knowledgeable, sophisticated, and experienced in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has evaluated the merits and risks of the investment. Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of the investment.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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The Company acknowledges that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or in compliance with Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion must be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act. As a condition of transfer, any transferee must agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as it is required under the Securities Act and the rules and regulations promulgated under it, on any of the Securities any of the following legends or substantially similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless Purchaser has first executed a written agreement regarding the confidentiality and use of the information.

4.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital purposes, current debt, and trade payables in the ordinary course of the Company’s business, and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

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4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares on any exercise of the Warrants.

4.5 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.6  Resales by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any party, by written notice to the other parties, if the Closing has not taken place by the end of thirty days from the date of this Agreement; but no termination affects the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

5.3 Entire Agreement. The Transaction Documents, together with their exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings, oral or written, with respect to these matters, which the parties acknowledge have been merged into the Transaction Documents and their exhibits and schedules.

5.4 Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and are deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages before 6:30 p.m. (Reno, Nevada, time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages on a day that is not a Trading Day or later than 6:30 p.m. (Reno, Nevada, time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. The address for notices and communications are as set forth on the attached signature pages.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor does any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of the right.

5.6 Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and cannot be deemed to limit or affect any of the provisions. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction can be applied against any party.

5.7 Successors and Assigns. This Agreement binds and inures to the benefit of the parties and their successors and permitted assigns and is not assignable.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents must be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) must be commenced exclusively in the state and federal courts sitting in Reno. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno for the adjudication of any dispute in connection with the Transaction Documents, and irrevocably waives, and will not assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that it is an improper or inconvenient venue for the proceeding. The parties waive all rights to a trial by jury. If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the non-prevailing party in the action or proceeding will reimburse the prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of the action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts and delivered to the other parties by any means; and the counterparts, taken together, are considered one and the same agreement, and any electronically delivered signature page is deemed to be an originally signed document.

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5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement are not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute, and upon so agreeing, will incorporate the substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon its cancellation, or in lieu of and substitution, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested. An applicant for a new certificate or instrument under such circumstances will pay any reasonable third-party costs associated with the issuance of the replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company is entitled to specific performance under the Transaction Documents.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser is responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Nothing contained in any Transaction Documents, and no action taken by any Purchaser pursuant to them, can be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by the Transaction Documents. Each Purchaser is entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it is not be necessary for any other Purchaser to be joined as an additional party in any proceeding for this purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 Fax: 775-324-7893
With a copy to (which cannot constitute notice):

[Remainder of page intentionally left blank.
Signature pages for purchasers follow.]

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[Purchasers’ signature pages to BLRV Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________
Country of incorporation or residence: ______________________________________________
Signature of Authorized Signatory of Purchaser: ______________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Purchaser: ______________________________________________________

Address for notice of Purchaser: ___________________________________________________
____________________________________________________________________________

Address for delivery of Securities for Purchaser (if not same as above):
____________________________________________________________________
____________________________________________________________________

Subscription Amount: $_____________________
Shares: _________________________________
Warrant Shares: __________________________
EIN number: _____________________________
Date: ______________________________, 2005

[Purchasers’ signature pages continue]

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EXHIBIT 99.5

THE SECURITIES SOLD HEREUNDER HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SECURITIES SOLD HEREUNDER CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of ___________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $7,500,000 of shares of Common Stock and Warrants on the Closing Date.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. For all purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as these terms are used in and construed under Rule 144, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants under Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which the common shares might be reclassified.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would at any time entitle the holder to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Liens” means a lien, charge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” is defined in Section 3.1(b).

“Per Share Purchase Price” equals $0.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of the attached Exhibit A.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” is defined in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser under to this Agreement.

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“Subscription Amount” means, as to each Purchaser, the amount set below each Purchaser’s signature block on the signature page, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be a maximum of $7,500,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser;

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(iii) a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser has the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to the Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Purchasers are accurate in all material respects when they were made and on the Closing date

(ii) The Purchasers have performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Purchasers have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Company are accurate in all material respects on the Closing Date

(ii) The Company has performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Company has delivered the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser:

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(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under them. The Company’s execution and delivery of each of the Transaction Documents and its consummation of the transactions contemplated by them have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in their connection other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, its issuance and sale of the Shares and its consummation of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement, and (ii) any filings that are required by applicable federal and state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Trading Market.

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will neither be nor be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in such a manner that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated by it furnished by or on behalf of the Company with respect to the representations and warranties are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(k) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(l) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers.

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with these terms, constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable law.

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(b) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling any of the Securities, has no present intention of distributing any of such Securities, and has no arrangement or understanding with any other persons regarding the distribution of the Securities (this representation and warranty does not limit the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Experience of Such Purchaser. Purchaser, either alone or together with its representatives, is knowledgeable, sophisticated, and experienced in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has evaluated the merits and risks of the investment. Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of the investment.

(e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Regulation S.

(i) Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this Agreement or is an individual who is not a citizen or resident of the United States. Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

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(ii) Purchaser was not formed for the purpose of investing in Regulation S securities or for the purpose of investing in the Securities sold under this Agreement. Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended. Purchaser is entering into this Agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii) The Company has not made an offer to enter into this Agreement to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S. At the times of the offer and execution of this Agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv) Neither Purchaser, nor any of its Affiliates, nor any person acting on its behalf or on behalf of any Affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to, effecting any sale or short sale of the Company’s securities through Purchaser or any of its Affiliates before the expiration of any restricted period contained in Regulation S. To the best knowledge of Purchaser, this Agreement and the transactions contemplated by it are not part of a plan or scheme to evade the registration provisions of the Securities Act, and Purchaser is purchasing the Shares for investment purposes. Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that they will neither offer nor sell any Securities before the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as amended from time to time) to U.S. Persons or for the account or benefit of U.S. Persons, and they will offer or sell any of the Securities only in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(v) Purchaser acknowledges that following the expiration of any restricted period provided by Rule 903 of Regulation S, any interest in this Agreement or in the Securities sold may be resold within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties only (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S. Purchaser acknowledges that this Agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that their transferability within the jurisdiction of the United States is restricted by the Securities Act as well as state laws. Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands its terms, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

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The Company acknowledges that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or in compliance with Regulation S and Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion must be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act. As a condition of transfer, any transferee must agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as it is required under the Securities Act and the rules and regulations promulgated under it, on any of the Securities any of the following legends or substantially similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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These securities have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder. The securities evidenced by this certificate cannot be transferred, offered, or sold in the United States or to U.S. Persons (as that term is defined in Regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

4.2 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless Purchaser has first executed a written agreement regarding the confidentiality and use of the information.

4.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital purposes, current debt and trade payables, and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares on any exercise of the Warrants.

4.5 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.6 Resale by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any party, by written notice to the other parties, if the Closing has not taken place by the end of thirty days from the date of this Agreement; but no termination affects the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

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5.3 Entire Agreement. The Transaction Documents, together with their exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings, oral or written, with respect to these matters, which the parties acknowledge have been merged into the Transaction Documents and their exhibits and schedules.

5.4 Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and are deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages before 6:30 p.m. (Reno, Nevada, time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages on a day that is not a Trading Day or later than 6:30 p.m. (Reno, Nevada, time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. The address for notices and communications are as set forth on the attached signature pages.

5.5 Amendments Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor does any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of the right.

5.6 Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and cannot be deemed to limit or affect any of the provisions. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction can be applied against any party.

5.7 Successors and Assigns. This Agreement binds and inures to the benefit of the parties and their successors and permitted assigns and is not assignable.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents must be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) must be commenced exclusively in the state and federal courts sitting in Reno. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno for the adjudication of any dispute in connection with the Transaction Documents, and irrevocably waives, and will not assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that it is an improper or inconvenient venue for the proceeding. The parties waive all rights to a trial by jury. If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the non-prevailing party in the action or proceeding will reimburse the prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of the action or proceeding.

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5.10 Execution. This Agreement may be executed in two or more counterparts and delivered to the other parties by any means; and the counterparts, taken together, are considered one and the same agreement, and any electronically delivered signature page is deemed to be an originally signed document.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement are not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute, and upon so agreeing, will incorporate the substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon its cancellation, or in lieu of and substitution, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested. An applicant for a new certificate or instrument under such circumstances will pay any reasonable third-party costs associated with the issuance of the replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company is entitled to specific performance under the Transaction Documents.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser is responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Nothing contained in any Transaction Documents, and no action taken by any Purchaser pursuant to them, can be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by the Transaction Documents. Each Purchaser is entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it is not be necessary for any other Purchaser to be joined as an additional party in any proceeding for this purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature pages follow.)

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    IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 Fax: 775-324-7893
With a copy to (which cannot constitute notice):

[Remainder of page intentionally left blank.
Signature pages for purchasers follow.]

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[Purchasers’ signature pages to BLRV Securities Purchase Agreement]

In witness whereof, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________
Country of incorporation or residence: _____________________________________________
Signature of Authorized Signatory of Purchaser: _____________________________________
Name of Authorized Signatory: ___________________________________________________
Title of Authorized Signatory: ____________________________________________________
Email Address of Purchaser: _____________________________________________________

Address for notice of Purchaser: __________________________________________________
___________________________________________________________________________

Address for delivery of Securities for Purchaser (if not same as above):
__________________________________________________________________
__________________________________________________________________

Subscription Amount: $______________________________
Shares: __________________________________________
Warrant Shares: ___________________________________
Date: _______________________________________, 2005

[Purchasers’ signature pages continue]

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EXHIBIT 99.6

exhibit a

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made as of ____________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and the purchasers (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date of this Agreement among the Company and the Purchasers (the “Purchase Agreement”). The Company and the Purchasers agree that:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement have the same meanings as they have in the Purchase Agreement. As used in this Agreement:

“Effectiveness Period” is defined in Section 2.

“Filing Date” means the 90th calendar day following the date of the Purchase Agreement.

“Holder” or “Holders” means the holder or holders from time to time of Registrable Securities.

“Indemnified Party” is defined in Section 5(b).

“Indemnifying Party” is defined in Section 5(b).

“Losses” includes all losses, claims, damages, liabilities, costs, attorneys’ fees and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, whether pre- or post-effective and all material incorporated by reference or deemed to be incorporated by reference in the prospectus.

“Registrable Securities” means all of the Shares and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event that affects the Shares or the Warrant Shares.

“Registration Statement” means the registration statements required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, whether pre- and post-effective amendments, all exhibits to them, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

2. Registration. By the Filing Date, the Company will prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after its filing, but in any event not later than the earlier of (a) the 180th calendar day following the date of the Purchase Agreement and (b) the fifth Trading Day following the date on which the Commission notifies the Company that it will not review the Registration Statement or that the Registration Statement is no longer subject to review and comments; and will use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Effectiveness Period”).

3. Registration Procedures.

(a) Each Holder will furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A at least five Trading Days before the Filing Date or earlier at the Company’s request; and will furnish, at the Company’s request, a statement certifying the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the name of the Person who has voting and dispositive control over the Shares

(b) The Company will (i) prepare and file with the Commission the amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Registrable Securities for the Effectiveness Period; (ii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Registrable Securities covered by the Registration Statement during the applicable period.

(c) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

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(d) The Company will use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of the jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption) effective during the Effectiveness Period and to do any other acts or things reasonably necessary to enable the disposition in those jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company is not required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

(e) The Company will comply with all applicable rules and regulations of the Commission.

(f) The Company will notify the Holders immediately, with confirmation in writing, if it receives during the Effectiveness Period a notice from any federal or state regulatory authority of any action that could affect the Holders’ ability to sell the Registrable Securities.

4. Registration Expenses. The Company will bear all fees and expenses that it incurs in performing or complying with this Agreement whether or not any Registrable Securities are sold pursuant to the Registration Statement.

5. Indemnification

(a) Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of the controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based solely upon (i) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated or necessary to make the statements not misleading but only if the untrue statement or omission is contained in written information furnished by the Holder to the Company specifically for inclusion in the Registration Statement.

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(b) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity under this Agreement (an “Indemnified Party”), the Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party may assume the defense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and will pay all fees and expenses incurred in connection with defense; but an Indemnified Party’s failure to give the notice does not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless a court of competent jurisdiction (whose decision is not subject to appeal or further review) decides that the failure has prejudiced the Indemnifying Party. Notwithstanding the foregoing, an Indemnified Party may employ separate counsel in any Proceeding and participate in the defense, and will bear the expense of the counsel unless (i) the Indemnifying Party has agreed in writing to pay the fees and expenses, (ii) the Indemnifying Party has failed promptly to assume the defense of the Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably believes that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party may not assume the defense and must bear the reasonable fees and expenses of the separate counsel). The Indemnifying Party is not liable for any settlement of any Proceeding without its written consent, which consent cannot be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle any Proceeding that includes an Indemnified Party unless the settlement includes an unconditional release of the Indemnified Party from all liability on the claims that are the subject matter of the Proceeding. The Indemnifying Party will pay all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend a Proceeding in a manner consistent with this Section) to the Indemnified Party within ten Trading Days of written notice to the Indemnifying Party.

(c) Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses and any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party must be determined by referring to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission. The amount paid or payable by a party as a result of any Losses is deemed to include, subject to the limitations set out in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by the party in connection with any Proceeding to the extent that the party would have been indemnified for the fees or expenses if the indemnification provided for in this Section 5 was available to the party. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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6. Miscellaneous

(a) Remedies. If the Company or a Holder breaches any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, is entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder will, when it receives a notice from the Company under Section 3(f), immediately stop selling the Registrable Securities under the Registration Statement until the Holder has received written notice from the Company that the use of the applicable Prospectus may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from its provisions may not be given, unless they are written and signed by the Company and each Holder of the then outstanding Registrable Securities.

(e) Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be made in accordance with the provisions of the Purchase Agreement.

(f) Successors and Assigns. This Agreement inures to the benefit of and binds the successors and permitted assigns of each of the parties and inures to the benefit of each Holder.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts and delivered to the other parties by any means, each of which when so executed is deemed to be an original and, all of which taken together will constitute one and the same Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be determined with the provisions of the Purchase Agreement.

(i) Cumulative Remedies. The remedies provided are cumulative and do not exclude any remedies provided by law.

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(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions remain in full force and effect and are in no way affected, impaired or invalidated, and the parties will use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by the term, provision, covenant or restriction. The parties stipulate that they would have executed the remaining terms, provisions, covenants and restrictions without including any that might be declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder are several and not joint with the obligations of any other Holder, and no Holder can be responsible in any way for the performance of the obligations of any other Holder. Nothing in the Transaction Documents delivered at any Closing, and no action taken by any Holder pursuant to them, can be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder is entitled to protect and enforce its rights and it is not necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

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    IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BULLION RIVER GOLD CORP.

By:	/s/

Peter M. Kuhn President

[Signature page of holders follow.]

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Registration Rights Agreement

[Holders’ signature pages to BLRV Registration Rights Agreement]

Name of Holder: _________________________________________________
Signature of Authorized Signatory of Holder: __________________________
Name of Authorized Signatory: _________________________________
Title of Authorized Signatory: __________________________________

[SIGNATURE PAGES CONTINUE]

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Registration Rights Agreement

Annex A

Bullion River Gold Corp.

Selling Security-holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Bullion River Gold Corp., a Nevada corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form ___ (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933 (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of ______________, 2005 (the “Registration Rights Agreement”), among the Company and the Purchasers. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security-holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security-holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security-holder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under Item 3) in the Registration Statement.

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Registration Rights Agreement

The undersigned hereby provides the following information to the Company and represents and warrants that this information is accurate:

QUESTIONNAIRE

1.	Name.
(a) Full legal name of Selling Security-holder
(b) Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c) Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for notices to Selling Security-holder:

Telephone:
Fax:
Contact person:

3.	Beneficial Ownership of Registrable Securities:
(a) Type and number of Registrable Securities beneficially owned:

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4.	Broker-Dealer Status:
	(a)	Are you a broker-dealer?
Yes ☐ No ☐
	Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
	(b)	Are you an affiliate of a broker-dealer?
Yes ☐ No ☐
(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐
	Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Security-holder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
	(a)	Type and number of other securities beneficially owned by the Selling Security-holder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

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The undersigned agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information that may occur subsequent to this date at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained in its answers to Items 1 through 6 and the inclusion of the information in the Registration Statement and the related Prospectus. The undersigned understands that the Company will rely upon this information in connection with its preparation or amendment of the Registration Statement and the related Prospectus.

In witness whereof the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

Please fax a copy of this completed and executed Notice and Questionnaire to 775-324-7893; and return the original by overnight mail to Bullion River Gold Corp., 1325 Airmotive Way, Suite 325, Reno, NV 89502.

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EXHIBIT 99.7
EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

BULLION RIVER GOLD CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to __________ shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant will be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein will have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated    , 2005, among the Company and the purchasers’ signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder will have surrendered this Warrant to the Company and the Company will have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

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b) Exercise Price. The exercise price of the Common Stock under this Warrant will be $1.00, subject to adjustment hereunder (the “Exercise Price”).

c) Exercise Limitations. The Holder will not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates will include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but will exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable will be in the sole discretion of such Holder, and the submission of a Notice of Exercise will be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company will have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock will be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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d) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder will be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant will be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares will be deemed to have been issued, and Holder or any other person so designated to be named therein will be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vii) prior to the issuance of such shares, have been paid.

iii. Delivery of New Warrants Upon Exercise. If this Warrant will have been exercised in part, the Company will, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant will in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) (iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

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vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares will be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses will be paid by the Company, and such certificates will be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise will be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator will be the number of shares of Common Stock outstanding after such event and the number of shares issuable upon exercise of this Warrant will be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder will have the right to receive, for each Warrant Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company will apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction will issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected will include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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c) Exempt Issuance. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices will be made, paid or issued under this Section 3 in respect of an Exempt Issuance.

d) Calculations. All calculations under this Section 3 will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time will not includes shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock will be considered on issue or sale of Common Stock. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

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f) Notice to Holders.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company will promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company will be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement.

ii. Notice to Allow Exercise by Holder. If (A) the Company will declare a dividend (or any other distribution) on the Common Stock; (B) the Company will declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company will authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company will be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company will authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company will cause to be mailed to the Holder at its last addresses as it will appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record will be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are non-transferable.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. The Company will execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company will register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased will be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, will not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein will be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

d) Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant will constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

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 Except and to the extent as waived or consented to by the Holder, the Company will not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company will obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant will be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder will operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company will pay to Holder such amounts as will be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company will be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, will give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby will inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and will be enforceable by any such Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and will not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:

BULLION RIVER GOLD CORP.
By:__________________________________________ Name: Title:

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NOTICE OF EXERCISE

TO: BULLION RIVER GOLD CORP.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment will take the form of (check box):

[ ] in lawful money of the United States

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares will be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder: _____________________________________________________________________________________________________________________
Signature of Authorized Signatory of Holder: _______________________________________________________________________________________________
Name of Authorized Signatory: __________________________________________________________________________________________________________
Title of Authorized Signatory: ___________________________________________________________________________________________________________
Date: ______________________________________________________________________________________________________________________________

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\
ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

                                                                                    _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT 99.8
EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXCERCISABLE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

BULLION RIVER GOLD CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,        (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to    shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant will be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein will have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated    , 2005, among the Company and the purchasers’ signatory thereto.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder will have surrendered this Warrant to the Company and the Company will have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

b) Exercise Price. The exercise price of the Common Stock under this Warrant will be $1.00, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder will be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant will be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d) Exercise Limitations. The Holder will not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates will include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but will exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable will be in the sole discretion of such Holder, and the submission of a Notice of Exercise will be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company will have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock will be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

e) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder will be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant will be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares will be deemed to have been issued, and Holder or any other person so designated to be named therein will be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid.

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iii. Delivery of New Warrants Upon Exercise. If this Warrant will have been exercised in part, the Company will, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant will in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares will be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses will be paid by the Company, and such certificates will be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise will be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator will be the number of shares of Common Stock outstanding after such event and the number of shares issuable upon exercise of this Warrant will be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder will have the right to receive, for each Warrant Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company will apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction will issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected will include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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c) Exempt Issuance. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices will be made, paid or issued under this Section 3 in respect of an Exempt Issuance.

d) Calculations. All calculations under this Section 3 will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time will not includes shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock will be considered on issue or sale of Common Stock. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

f) Notice to Holders.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company will promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company will be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement.

ii. Notice to Allow Exercise by Holder. If (A) the Company will declare a dividend (or any other distribution) on the Common Stock; (B) the Company will declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company will authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company will be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company will authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company will cause to be mailed to the Holder at its last addresses as it will appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record will be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with Regulation S, Rule 144, and any other applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company will execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and will issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant will promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company will execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company will register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant will not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion will be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5. Miscellaneous.

a) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee will sign an investment letter in form and substance reasonably satisfactory to the Company.

b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased will be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, will not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein will be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant will constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company will not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company will obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant will be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder will operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company will pay to Holder such amounts as will be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company will be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, will give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby will inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and will be enforceable by any such Holder or holder of Warrant Shares.

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m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and will not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:

BULLION RIVER GOLD CORP.
By:__________________________________________ Name: Title:

11

NOTICE OF EXERCISE

TO: BULLION RIVER GOLD CORP.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment will take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares will be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder: ______________________________________________________________________________________________________________________
Signature of Authorized Signatory of Holder: ________________________________________________________________________________________________
Name of Authorized Signatory: ___________________________________________________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________________________________________________
Date: _______________________________________________________________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

                                                                                    _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT 99.9

REG D

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To purchase __________ shares of common stock of

BULLION RIVER GOLD CORP.

Dated: ___________, 2005

This common stock purchase warrant (the “Warrant”) certifies that, for value received, ___________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to ________________ shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated ____________________, 2005, among the Company and the Holder as Purchaser.

2. Exercise.

(a) Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75,

(b) Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

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(c) Exercise limitations.

(i) The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii) The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

(iii) For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

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(ii)  Delivery of certificates upon exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii) Delivery of new Warrants upon exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(iv) Rescission rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(v) No fractional shares or scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vi) Charges, taxes and expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

(vii) Closing of books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3. Certain Adjustments.

(a) Stock dividends and splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Calculations. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holders. If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4. Warrant register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

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5. Miscellaneous.

(a) Title to Warrant. This Warrant is not transferable.

(b) No rights as shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e) Authorized Shares.

(i) The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

(ii)  Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

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(g) Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h) No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i) Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k) Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: ____________________________
BULLION RIVER GOLD CORP.

	By:	/s/

Name: Title:

6

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase ____________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

Please deliver the Warrant Shares to the following:

____________________________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder: __________________________________________________________
Name of authorized signatory: _______________________________________________
Title of authorized signatory: ________________________________________________
Date: ___________________________

7

EXHIBIT 99.10

Reg S

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES SAT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXCERCISABLE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

COMMON STOCK PURCHASE WARRANT

To purchase __________ shares of common stock of

BULLION RIVER GOLD CORP.

Dated: _________________, 2006

This common stock purchase warrant (the “Warrant”) certifies that, for value received, ________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to __________________- shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated ____________________-, 2006, among the Company and the Holder as Purchaser.

1

2. Exercise.

(a) Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75,

(b) Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

(c) Exercise limitations.

(i) The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii) The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

2

(iii) For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

(ii) Delivery of certificates upon exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii) Delivery of new Warrants upon exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(iv) Rescission rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(v) No fractional shares or scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vi) Charges, taxes and expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

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(vii) Closing of books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3. Certain Adjustments.

(a) Stock dividends and splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Calculations. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

4

(d) Notice to Holders. If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4. Warrant register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

5. Miscellaneous.

(a) Title to Warrant. This Warrant is not transferable.

(b) No rights as shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e) Authorized Shares.

(i) The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

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(ii)  Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

(g) Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h) No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i) Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k) Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

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IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: _________________________________

BULLION RIVER GOLD CORP.

Date:	By:

Name: Title:

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NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase __________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

_____________________________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder: __________________________________________________
Name of authorized signatory: ________________________________________
Title of authorized signatory: _________________________________________
Date: ____________________________

8

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 17, 2006

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER:  (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.02(d) Election of New Director

Election of Lester Knight to the Board

On January 17, 2006, the Board of Directors, elected Lester Knight as a Director effective as of January 13, 2006.

Peter Kuhn, Director, introduced Mr. Knight as a potential candidate to the Registrant based on Mr. Knight’s sixteen years of experience in the gold mining industry, primarily in Nevada and California.  After performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, decided to elect Mr. Knight to the Board of Directors.

Family Relationships:  There are no family relationships between Mr. Knight and any of the other executive officers or directors of the Registrant.

Related Party Transactions:  During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Knight has, or had, a material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 23, 2006
Bullion River Gold Corp.

/s/  Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2005

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.01  Entry into a Material Definitive Agreement.

In connection with a private offering involving the sale and purchase of units in the Registrant in a maximum aggregate principal amount of Five Million Dollars ($5,000,000)(“Offering”), commencing on October 14, 2005, the Registrant entered into securities purchase agreements (the “Securities Purchase Agreements”) dated from December 16, 2005 to January 23, 2006 with 30 investors (the “Investors”) pursuant to which the Registrant agreed to issue and sell to such Investors units (“Units”) in the Registrant for a purchase price of $0.50 per unit, each of which consists of (A) one restricted share of the Registrant’s common stock (“Common Stock”), and (B) one two-year warrant (“Warrant”) to purchase one restricted share of Common Stock at an exercise price of $0.75 per share as evidenced by a common stock purchase warrant. A complete list of Investors participating in the Offering and the subscription amounts are filed as Exhibit 99.1 attached hereto. Through January 23, 2006, the Registrant received and accepted $3,329,350 in net proceeds from subscriptions in the Offering (assuming no exercise of the Warrants), after deducting $344,650 in finder’s fees and other fees and expenses of the Offering and has issued an aggregate of 7,348,000 Units, with each Unit consisting of one share of Common Stock and one two-year Warrant to acquire one share of Common Stock.

In connection with the Offering, the Registrant and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Registrant has agreed to register for resale the shares of Common Stock sold to the Investors in the Offering and the shares of Common Stock underlying the Warrants (“Registrable Securities”). Pursuant to the Registration Rights Agreement, the Registrant agreed to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within ninety (90) days following the date of the Securities Purchase Agreement and use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after its filing, but in any event not later than the earlier of (A) the 180th calendar day following the date of the Securities Purchase Agreement and (B) the fifth trading day following the date on which the SEC notifies the Registrant that it will not review the Registration Statement or that the Registration Statement is no longer subject to review and comments. The Registrant further agreed to use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

In connection with the Offering, the Registrant will pay finder’s fees of $344,650 in the aggregate.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and the Warrants are not complete and are qualified in their entirety by reference to the Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants, which are filed as Exhibit 99.2 through Exhibit 99.6 hereto and are incorporated herein by reference. The Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Registrant. Such information can be found elsewhere in this Form 8-K and in the other public filings the Registrant makes with the SEC, which are available without charge at www.sec.gov.

Item 3.02  Unregistered Sales of Equity Securities.

From December 16, 2005 to January 23, 2006, the Registrant has issued and sold an aggregate of 7,348,000 Units, with each Unit consisting of one share of Common Stock and one two-year Warrant to acquire one share of Common Stock as more particularly described in Item 1.01 of this Form 8-K, which is hereby incorporated by reference into this Item 3.02.

With respect to the issuance and sale of the Units to the Investors, exemption from registration requirements is claimed under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder. The subject Investors represented their intention to acquire the Registrant’s shares for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates evidencing the shares in such transaction. Furthermore, with respect to issuance and sale in reliance upon Regulation S, the subject Investors represented there are not U.S. persons and that they will resell the Registrant’s shares only in accordance with the provisions of Regulation S. The subject Investors had acquired access to information about the Registrant.

Effective as of January 19, 2006, the Registrant entered into an option agreement with Senator Minerals, Inc. (“Senator”) to acquire two properties located in Nevada. In partial consideration for the options granted pursuant to such agreement, the Registrant agreed to issue 125,000 shares of its Common Stock to Senator. With respect to the issuance of such Common Stock, exemption from registration requirements is claimed under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation S promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.  List of Investors and Subscription Amounts.

99.2 Form of Securities Purchase Agreement for Reg D Investors.

99.3 Form of Securities Purchase Agreement for Reg S Investors.

99.4 Form of Registration Rights Agreement.

99.5 Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg D Investors.

99.6  Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg S Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2006

Bullion River Gold Corp.

Date:	By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer

EXHIBIT 99.1

List of Investors and Subscription Amounts

	Investor	Subscription Amount
1.	Sandra Proshan	$50,000
2.	Antonia Hochwimmer	$13,500
3.	Hannah Hochwimmer	$13,500
4.	Alan Grayson	$200,000
5.	Haywood Securities, Inc.	$25,000
6.	4P Management Partners S.A.	$25,000
7.	Heinz Hoefliger	$13,500
8.	Swiss First	$150,000
9.	John Bradley Olding	$50,000
10.	Oliver Biefhoff	$50,000
11.	Glynn Fisher	$50,000
12.	Willy Huber	$13,500
13.	General Research	$75,000
14.	Abundance Partners L.P.	$55,000
15.	Susanne Schoen	$25,000
16.	Herbert Wyss	$10,000
17.	Van Goethem & Partner AG	$250,000
18.	Marcus Bernold	$57,500
19.	Peter Bernold	$5,000
20.	Andreas Pliakas	$50,000
21.	Ernst Baer	$40,000
22.	Kerstin Schuerch-Rupp	$27,500
23.	Arvid Hinnen	$25,000
24.	Martin Hitz	$25,000
25.	Manfred Mauch	$10,000
26.	Tomasz Wagner	$10,000
27.	Elton Participation Group	$2,000,000
28.	Global Business Partners	$100,000
29.	Aroma Patent & Licensing	$205,000
30.	PSH Management	$50,000
	TOTAL	$3,674,000

Exhibit 99.2

Reg D

SECURITIES PURCHASE AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of __________________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $7,500,000 of shares of Common Stock and Warrants on the Closing Date.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. For all purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as these terms are used in and construed under Rule 144, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants under Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which the common shares might be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would at any time entitle the holder to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Liens” means a lien, charge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” is defined in Section 3.1(b).

“Per Share Purchase Price” equals $0.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of the attached Exhibit A.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” is defined in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser under to this Agreement.

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“Subscription Amount” means, as to each Purchaser, the amount set below each Purchaser’s signature block on the signature page, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be a maximum of $7,500,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser;

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(iii) a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser has the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to the Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Purchasers are accurate in all material respects when they were made and on the Closing date.

(ii) The Purchasers have performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Purchasers have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Company are accurate in all material respects on the Closing Date.

(ii) The Company has performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Company has delivered the items set forth in Section 2.2(a)of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser:

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(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under them. The Company’s execution and delivery of each of the Transaction Documents and its consummation of the transactions contemplated by them have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in their connection other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, its issuance and sale of the Shares and its consummation of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement, and (ii) any filings that are required by applicable federal and state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Trading Market.

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will neither be nor be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in such a manner that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated by it furnished by or on behalf of the Company with respect to the representations and warranties are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(k) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(l) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with these terms, constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable law.

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(b) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling any of the Securities, has no present intention of distributing any of such Securities, and has no arrangement or understanding with any other persons regarding the distribution of the Securities (this representation and warranty does not limit the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Purchaser. Purchaser, either alone or together with its representatives, is knowledgeable, sophisticated, and experienced in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has evaluated the merits and risks of the investment. Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of the investment.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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The Company acknowledges that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or in compliance with Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion must be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act. As a condition of transfer, any transferee must agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as it is required under the Securities Act and the rules and regulations promulgated under it, on any of the Securities any of the following legends or substantially similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless Purchaser has first executed a written agreement regarding the confidentiality and use of the information.

4.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital purposes, current debt, and trade payables in the ordinary course of the Company’s business, and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

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4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares on any exercise of the Warrants.

4.5 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.6  Resales by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any party, by written notice to the other parties, if the Closing has not taken place by the end of thirty days from the date of this Agreement; but no termination affects the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

5.3 Entire Agreement. The Transaction Documents, together with their exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings, oral or written, with respect to these matters, which the parties acknowledge have been merged into the Transaction Documents and their exhibits and schedules.

5.4 Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and are deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages before 6:30 p.m. (Reno, Nevada, time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages on a day that is not a Trading Day or later than 6:30 p.m. (Reno, Nevada, time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. The address for notices and communications are as set forth on the attached signature pages.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor does any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of the right.

5.6 Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and cannot be deemed to limit or affect any of the provisions. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction can be applied against any party.

5.7 Successors and Assigns. This Agreement binds and inures to the benefit of the parties and their successors and permitted assigns and is not assignable.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents must be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) must be commenced exclusively in the state and federal courts sitting in Reno. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno for the adjudication of any dispute in connection with the Transaction Documents, and irrevocably waives, and will not assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that it is an improper or inconvenient venue for the proceeding. The parties waive all rights to a trial by jury. If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the non-prevailing party in the action or proceeding will reimburse the prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of the action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts and delivered to the other parties by any means; and the counterparts, taken together, are considered one and the same agreement, and any electronically delivered signature page is deemed to be an originally signed document.

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5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement are not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute, and upon so agreeing, will incorporate the substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon its cancellation, or in lieu of and substitution, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested. An applicant for a new certificate or instrument under such circumstances will pay any reasonable third-party costs associated with the issuance of the replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company is entitled to specific performance under the Transaction Documents.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser is responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Nothing contained in any Transaction Documents, and no action taken by any Purchaser pursuant to them, can be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by the Transaction Documents. Each Purchaser is entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it is not be necessary for any other Purchaser to be joined as an additional party in any proceeding for this purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 Fax: 775-324-7893
With a copy to (which cannot constitute notice):

[Remainder of page intentionally left blank.
Signature pages for purchasers follow.]

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[Purchasers’ signature pages to BLRV Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _________________________________________________________________________
Country of incorporation or residence: ___________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________________________
Name of Authorized Signatory: ________________________________________________________________
Title of Authorized Signatory: _________________________________________________________________
Email Address of Purchaser: __________________________________________________________________

Address for notice of Purchaser:_________________________________________________________________

__________________________________________________________________________________________

Address for delivery of Securities for Purchaser (if not same as above):

__________________________________________________________________________________________

__________________________________________________________________________________________

Subscription Amount: $_____________________________________________
Shares:_________________________________________________________
Warrant Shares:___________________________________________________
EIN number:______________________________________________________
Date:_______________________________________________________, 2005

[Purchasers’ signature pages continue]

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Exhibit 99.3

Reg S

THE SECURITIES SOLD HEREUNDER HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SECURITIES SOLD HEREUNDER CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of _____________________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $7,500,000 of shares of Common Stock and Warrants on the Closing Date.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. For all purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as these terms are used in and construed under Rule 144, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants under Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which the common shares might be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would at any time entitle the holder to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Liens” means a lien, charge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” is defined in Section 3.1(b).

“Per Share Purchase Price” equals $0.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of the attached Exhibit A.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” is defined in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser under to this Agreement.

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“Subscription Amount” means, as to each Purchaser, the amount set below each Purchaser’s signature block on the signature page, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for the Shares sold hereunder will be a maximum of $7,500,000. Upon satisfaction of the conditions set forth in Section 2.3, the Closing will occur at the offices of the Company or such other location as the parties will mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser;

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(iii) a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser has the right to acquire up to the number of shares of Common Stock equal to 100% of the Shares to be issued to the Purchaser; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer as per the wire instructions provided by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Purchasers are accurate in all material respects when they were made and on the Closing date

(ii) The Purchasers have performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Purchasers have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers in connection with the Closing are subject to each of the following conditions being met:

(i) The representations and warranties of the Company are accurate in all material respects on the Closing Date

(ii) The Company has performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii) The Company has delivered the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser:

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(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under them. The Company’s execution and delivery of each of the Transaction Documents and its consummation of the transactions contemplated by them have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in their connection other than in connection with the Required Approvals. Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, its issuance and sale of the Shares and its consummation of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement, and (ii) any filings that are required by applicable federal and state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Trading Market.

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will neither be nor be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in such a manner that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated by it furnished by or on behalf of the Company with respect to the representations and warranties are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

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(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(l) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with these terms, constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable law.

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(b) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling any of the Securities, has no present intention of distributing any of such Securities, and has no arrangement or understanding with any other persons regarding the distribution of the Securities (this representation and warranty does not limit the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Experience of Such Purchaser. Purchaser, either alone or together with its representatives, is knowledgeable, sophisticated, and experienced in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has evaluated the merits and risks of the investment. Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of the investment.

(e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Regulation S.

(i) Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this Agreement or is an individual who is not a citizen or resident of the United States. Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

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(ii) Purchaser was not formed for the purpose of investing in Regulation S securities or for the purpose of investing in the Securities sold under this Agreement. Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended. Purchaser is entering into this Agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii) The Company has not made an offer to enter into this Agreement to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S. At the times of the offer and execution of this Agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv) Neither Purchaser, nor any of its Affiliates, nor any person acting on its behalf or on behalf of any Affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to, effecting any sale or short sale of the Company’s securities through Purchaser or any of its Affiliates before the expiration of any restricted period contained in Regulation S. To the best knowledge of Purchaser, this Agreement and the transactions contemplated by it are not part of a plan or scheme to evade the registration provisions of the Securities Act, and Purchaser is purchasing the Shares for investment purposes. Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that they will neither offer nor sell any Securities before the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as amended from time to time) to U.S. Persons or for the account or benefit of U.S. Persons, and they will offer or sell any of the Securities only in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(v) Purchaser acknowledges that following the expiration of any restricted period provided by Rule 903 of Regulation S, any interest in this Agreement or in the Securities sold may be resold within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties only (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S. Purchaser acknowledges that this Agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that their transferability within the jurisdiction of the United States is restricted by the Securities Act as well as state laws. Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands its terms, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

9

The Company acknowledges that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or in compliance with Regulation S and Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion must be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act. As a condition of transfer, any transferee must agree in writing to be bound by the terms of this Agreement and will have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as it is required under the Securities Act and the rules and regulations promulgated under it, on any of the Securities any of the following legends or substantially similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

10

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SECURITIES EVIDENCED BY THIS CERTIFICATE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

4.2 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless Purchaser has first executed a written agreement regarding the confidentiality and use of the information.

4.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital purposes, current debt and trade payables, and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares on any exercise of the Warrants.

4.5 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.6  Resale by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any party, by written notice to the other parties, if the Closing has not taken place by the end of thirty days from the date of this Agreement; but no termination affects the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

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5.3 Entire Agreement. The Transaction Documents, together with their exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings, oral or written, with respect to these matters, which the parties acknowledge have been merged into the Transaction Documents and their exhibits and schedules.

5.4 Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and are deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages before 6:30 p.m. (Reno, Nevada, time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number set forth on the signature attached pages on a day that is not a Trading Day or later than 6:30 p.m. (Reno, Nevada, time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. The address for notices and communications are as set forth on the attached signature pages.

5.5 Amendments Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor does any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of the right.

5.6 Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and cannot be deemed to limit or affect any of the provisions. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction can be applied against any party.

5.7 Successors and Assigns. This Agreement binds and inures to the benefit of the parties and their successors and permitted assigns and is not assignable.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision be enforced by, any other Person.

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5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents must be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) must be commenced exclusively in the state and federal courts sitting in Reno. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno for the adjudication of any dispute in connection with the Transaction Documents, and irrevocably waives, and will not assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that it is an improper or inconvenient venue for the proceeding. The parties waive all rights to a trial by jury. If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the non-prevailing party in the action or proceeding will reimburse the prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of the action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts and delivered to the other parties by any means; and the counterparts, taken together, are considered one and the same agreement, and any electronically delivered signature page is deemed to be an originally signed document.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement are not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute, and upon so agreeing, will incorporate the substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon its cancellation, or in lieu of and substitution, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested. An applicant for a new certificate or instrument under such circumstances will pay any reasonable third-party costs associated with the issuance of the replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company is entitled to specific performance under the Transaction Documents.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser is responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Nothing contained in any Transaction Documents, and no action taken by any Purchaser pursuant to them, can be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by the Transaction Documents. Each Purchaser is entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it is not be necessary for any other Purchaser to be joined as an additional party in any proceeding for this purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP.	Address for Notice:
By:__________________________________________ Name: Peter M. Kuhn Title: President	1325 Airmotive Way, Suite 325 Reno, NV 89502 Fax: 775-324-7893
With a copy to (which cannot constitute notice):

[Remainder of page intentionally left blank.
Signature pages for purchasers follow.]

14

[Purchasers’ signature pages to BLRV Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: __________________________________________________________________________
Country of incorporation or residence: ___________________________________________________________
Signature of Authorized Signatory of Purchaser: ___________________________________________________
Name of Authorized Signatory: _________________________________________________________________
Title of Authorized Signatory: __________________________________________________________________
Email Address of Purchaser: ____________________________________________________________________

Address for notice of Purchaser:_________________________________________________________________

Address for delivery of Securities for Purchaser (if not same as above):

____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________

Subscription Amount: $____________________________________
Shares:_________________________________________________
Warrant Shares:__________________________________________
Date:_____________________________________________, 2005

[Purchasers’ signature pages continue]

15

Exhibit 99.4

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made as of ___________________, 2005, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and the purchasers (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date of this Agreement among the Company and the Purchasers (the “Purchase Agreement”). The Company and the Purchasers agree that:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement have the same meanings as they have in the Purchase Agreement. As used in this Agreement:

“Effectiveness Period” is defined in Section 2.

“Filing Date” means the 90th calendar day following the date of the Purchase Agreement.

“Holder” or “Holders” means the holder or holders from time to time of Registrable Securities.

“Indemnified Party” is defined in Section 5(b).

“Indemnifying Party” is defined in Section 5(b).

“Losses” includes all losses, claims, damages, liabilities, costs, attorneys’ fees and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, whether pre- or post-effective and all material incorporated by reference or deemed to be incorporated by reference in the prospectus.

“Registrable Securities” means all of the Shares and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event that affects the Shares or the Warrant Shares.

“Registration Statement” means the registration statements required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, whether pre- and post-effective amendments, all exhibits to them, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

Registration Rights Agreement

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

2. Registration. By the Filing Date, the Company will prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after its filing, but in any event not later than the earlier of (a) the 180th calendar day following the date of the Purchase Agreement and (b) the fifth Trading Day following the date on which the Commission notifies the Company that it will not review the Registration Statement or that the Registration Statement is no longer subject to review and comments; and will use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Effectiveness Period”).

3. Registration Procedures.

(a) Each Holder will furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A at least five Trading Days before the Filing Date or earlier at the Company’s request; and will furnish, at the Company’s request, a statement certifying the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the name of the Person who has voting and dispositive control over the Shares

(b) The Company will (i) prepare and file with the Commission the amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Registrable Securities for the Effectiveness Period; (ii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Registrable Securities covered by the Registration Statement during the applicable period.

(c) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

2

Registration Rights Agreement

(d) The Company will use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of the jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption) effective during the Effectiveness Period and to do any other acts or things reasonably necessary to enable the disposition in those jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company is not required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

(e) The Company will comply with all applicable rules and regulations of the Commission.

(f) The Company will notify the Holders immediately, with confirmation in writing, if it receives during the Effectiveness Period a notice from any federal or state regulatory authority of any action that could affect the Holders’ ability to sell the Registrable Securities.

4. Registration Expenses. The Company will bear all fees and expenses that it incurs in performing or complying with this Agreement whether or not any Registrable Securities are sold pursuant to the Registration Statement.

5. Indemnification

(a) Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of the controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based solely upon (i) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated or necessary to make the statements not misleading but only if the untrue statement or omission is contained in written information furnished by the Holder to the Company specifically for inclusion in the Registration Statement.

3

Registration Rights Agreement

(b) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity under this Agreement (an “Indemnified Party”), the Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party may assume the defense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and will pay all fees and expenses incurred in connection with defense; but an Indemnified Party’s failure to give the notice does not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless a court of competent jurisdiction (whose decision is not subject to appeal or further review) decides that the failure has prejudiced the Indemnifying Party. Notwithstanding the foregoing, an Indemnified Party may employ separate counsel in any Proceeding and participate in the defense, and will bear the expense of the counsel unless (i) the Indemnifying Party has agreed in writing to pay the fees and expenses, (ii) the Indemnifying Party has failed promptly to assume the defense of the Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably believes that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party may not assume the defense and must bear the reasonable fees and expenses of the separate counsel). The Indemnifying Party is not liable for any settlement of any Proceeding without its written consent, which consent cannot be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle any Proceeding that includes an Indemnified Party unless the settlement includes an unconditional release of the Indemnified Party from all liability on the claims that are the subject matter of the Proceeding. The Indemnifying Party will pay all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend a Proceeding in a manner consistent with this Section) to the Indemnified Party within ten Trading Days of written notice to the Indemnifying Party.

(c) Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses and any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party must be determined by referring to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission. The amount paid or payable by a party as a result of any Losses is deemed to include, subject to the limitations set out in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by the party in connection with any Proceeding to the extent that the party would have been indemnified for the fees or expenses if the indemnification provided for in this Section 5 was available to the party. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

4

Registration Rights Agreement

6. Miscellaneous

(a) Remedies. If the Company or a Holder breaches any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, is entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder will, when it receives a notice from the Company under Section 3(f), immediately stop selling the Registrable Securities under the Registration Statement until the Holder has received written notice from the Company that the use of the applicable Prospectus may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from its provisions may not be given, unless they are written and signed by the Company and each Holder of the then outstanding Registrable Securities.

(e) Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be made in accordance with the provisions of the Purchase Agreement.

(f) Successors and Assigns. This Agreement inures to the benefit of and binds the successors and permitted assigns of each of the parties and inures to the benefit of each Holder.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts and delivered to the other parties by any means, each of which when so executed is deemed to be an original and, all of which taken together will constitute one and the same Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be determined with the provisions of the Purchase Agreement.

(i) Cumulative Remedies. The remedies provided are cumulative and do not exclude any remedies provided by law.

5

Registration Rights Agreement

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions remain in full force and effect and are in no way affected, impaired or invalidated, and the parties will use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by the term, provision, covenant or restriction. The parties stipulate that they would have executed the remaining terms, provisions, covenants and restrictions without including any that might be declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder are several and not joint with the obligations of any other Holder, and no Holder can be responsible in any way for the performance of the obligations of any other Holder. Nothing in the Transaction Documents delivered at any Closing, and no action taken by any Holder pursuant to them, can be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder is entitled to protect and enforce its rights and it is not necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

6

Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BULLION RIVER GOLD CORP.

By:

Peter M. Kuhn President

[Signature page of holders follow.]

7

Registration Rights Agreement

[Holders’ signature pages to BLRV Registration Rights Agreement]

Name of Holder: __________________________
Signature of Authorized Signatory of Holder: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

8

Registration Rights Agreement

Annex A

Bullion River Gold Corp.

Selling Security-holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Bullion River Gold Corp., a Nevada corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form ___ (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933 (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of _________________, 2005 (the “Registration Rights Agreement”), among the Company and the Purchasers. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security-holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security-holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security-holder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under Item 3) in the Registration Statement.

9

Registration Rights Agreement

The undersigned hereby provides the following information to the Company and represents and warrants that this information is accurate:

QUESTIONNAIRE

1.     Name.

(a)	Full legal name of Selling Security-holder

(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.     Address for notices to Selling Security-holder:

Telephone:
Fax:
Contact person:

3.     Beneficial Ownership of Registrable Securities:

(a)	Type and number of Registrable Securities beneficially owned:

10

Registration Rights Agreement

4.     Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐           No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐           No ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐           No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.     Beneficial Ownership of Other Securities of the Company Owned by the Selling Security-holder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and number of other securities beneficially owned by the Selling Security-holder:

6.     Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

11

Registration Rights Agreement

The undersigned agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information that may occur subsequent to this date at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained in its answers to Items 1 through 6 and the inclusion of the information in the Registration Statement and the related Prospectus. The undersigned understands that the Company will rely upon this information in connection with its preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name: Title:

Please fax a copy of this completed and executed Notice and Questionnaire to 775-324-7893; and return the original by overnight mail to Bullion River Gold Corp., 1325 Airmotive Way, Suite 325, Reno, NV 89502.

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EXHIBIT 99.5

Reg D

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To purchase __________ shares of common stock of

BULLION RIVER GOLD CORP.

Dated:______________ , 2005

This common stock purchase warrant (the “Warrant”) certifies that, for value received, _______________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to _____________ shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated __________________ , 2005, among the Company and the Holder as Purchaser.

2. Exercise.

(a) Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75,

(b) Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

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(c) Exercise limitations.

(i) The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii) The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

(iii) For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

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(ii)  Delivery of certificates upon exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii)Delivery of new Warrants upon exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(iv)Rescission rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(v)No fractional shares or scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vi)Charges, taxes and expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

(vii)Closing of books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3. Certain Adjustments.

(a) Stock dividends and splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Calculations. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holders. If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4. Warrant register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

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5. Miscellaneous.

(a) Title to Warrant. This Warrant is not transferable.

(b) No rights as shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e) Authorized Shares.

(i) The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

(ii)  Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

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(g) Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h) No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i) Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k) Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: _________________________

BULLION RIVER GOLD CORP.

Date:	By:

Name: Title:

6

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase _________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

Please deliver the Warrant Shares to the following:

____________________________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder: __________________________________________
Name of authorized signatory: _______________________________
Title of authorized signatory: ________________________________
Date: _______________________

7

EXHIBIT 99.6

Reg S

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES SAT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXCERCISABLE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

COMMON STOCK PURCHASE WARRANT

To purchase __________ shares of common stock of

BULLION RIVER GOLD CORP.

Dated: ________________ , 2006

This common stock purchase warrant (the “Warrant”) certifies that, for value received, _______________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to _________________ shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated _________________________, 2006, among the Company and the Holder as Purchaser.

1

2. Exercise.

(a) Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75,

(b) Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

(c) Exercise limitations.

(i) The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii) The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

2

(iii) For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

(ii) Delivery of certificates upon exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii) Delivery of new Warrants upon exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(iv) Rescission rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(v) No fractional shares or scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vi) Charges, taxes and expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

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(vii) Closing of books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3. Certain Adjustments.

(a) Stock dividends and splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Calculations. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

4

(d) Notice to Holders. If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4. Warrant register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

5. Miscellaneous.

(a) Title to Warrant. This Warrant is not transferable.

(b) No rights as shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e) Authorized Shares.

(i) The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

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(ii)  Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

(g) Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h) No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i) Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k) Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

6

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: ____________________________

BULLION RIVER GOLD CORP.

Date:	By:

Name: Title:

7

Common Stock Purchase Warrant Reg S

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase ___________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

__________________________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder: ____________________________________________
Name of authorized signatory: _________________________________
Title of authorized signatory: __________________________________
Date: ________________________

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